EXHIBIT 22
                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

      State of
   Incorporation          Subsidiary
------------------    ----------------------------------------
      New York        Bradley Lanes, Inc.

      New York        Cabrillo Lanes, Inc.

      New York        Marietta Lanes, Inc.

      Delaware        Downtown Properties, Inc.

     California       Downtown Properties Development Corp.

     California       UCVGP, Inc.

     California          UCV, L.P. (1% general partner)

     California       Sports Arenas Properties, Inc.

     California          UCV, L.P. (49% limited partner) (formerly known as
                           University City Village, a joint venture)

     California       Ocean West, Inc.

     California       RCSA Holdings, Inc.

     California          Old Vail Partners, L.P. (49% limited partner)

     California            Vail Ranch Limited Partnership (50% limited partner)

     California       OVGP, Inc.

     California          Old Vail Partners, L.P. (1% general partner)

     California       Ocean Disbursements, Inc.

     California       Bowling Properties, Inc.

     California       Penley Sports, LLC (90% managing member)

All subsidiaries are 100% owned, unless otherwise indicated, and are included in the Registrant's consolidated financial statements, except for Vail Ranch Limited Partnership and UCV, L.P.


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